Exhibit 10.4
CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

First Amendment to Collaboration and License Agreement
This First Amendment to Collaboration and License Agreement (“Amendment”), effective on May 22, 2020 (“Amendment Effective Date”), is by and between F. Hoffmann-La Roche Ltd, located at Grenzacherstrasse 124, CH-4070, Basel, Switzerland and Hoffmann-La Roche Inc., located at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. (collectively, "Roche") and Dicerna Pharmaceuticals, Inc., located at 33 Hayden Avenue, Lexington, Massachusetts 02421, U.S.A. ("Dicerna").
WHEREAS Roche and Dicerna are parties to a Collaboration and License Agreement (“Agreement”) effective December 19, 2019; and
WHEREAS Roche and Dicerna desire to extend the Target Nomination Deadline.
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:
1.All terms capitalized but not defined in the Amendment shall have the meaning ascribed in the Agreement.
2.Section 1.142 in the Agreement is deleted in its entirety and replaced with the following:
1.142 Target Nomination Deadline
The term “Target Nomination Deadline” shall mean [* * *].
3.In December of 2019, Roche entered into an agreement (“Public Institutions Agreement”) with multiple institutions including science, healthcare and educational sectors (“Public Institutions”). Under the Public Institutions Agreement, Roche received early, unpublished information identifying [* * *] potential Host Cell Factor Targets (each a “Public Institutions Target”) and Roche and the Public Institutions collaborated on [* * *] particular additional potential Host Cell Factor Target (the “Public Collaboration Target”).
4.Before [* * *], for the purpose of allowing Dicerna to determine if Dicerna is willing to accept a sublicense of the Public Institutions Agreement with respect to the Public Collaboration Target, Roche will share with Dicerna a copy of the Public Institutions Agreement that is not redacted except for the identity of the Public Institutions Targets. The Public Institutions Agreement will be deemed as Confidential Information of Roche. With respect to the Public Collaboration Target, if it becomes a Selected Target, the provision of the Public Institutions Agreement to Dicerna satisfies the requirement under Section 11.4.6 last sentence that Roche will notify and discuss with Dicerna such arrangements, and for clarity Roche intends to deduct royalty payments under the arrangement to the Public Institutions with respect to Products Directed To the Public Institutions Agreement.
5.From the Amendment Effective Date until [* * *], Dicerna will not add the Public Collaboration Target to the list of targets that are not available as maintained by the Gatekeeper except as part of a Third Party collaboration not focused on HBV or as part of Third Party license or option rights. For clarity, Dicerna does not represent or warrant that the Public Collaboration Target is Available as of the Amendment Effective Date or thereafter.
6.Except as specifically provided in this Amendment, the terms of the Agreement shall remain in full force and effect. All references contained in the Agreement shall be deemed to include the provisions of this Amendment. This Amendment, together with the Agreement, shall constitute the entire understanding between the parties with respect to the subject matter hereof and may be modified only in a writing signed by the parties.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.
Dicerna Pharmaceuticals, Inc. Hoffmann La-Roche Inc.
By: /s/ Douglas Fambrough  By: /s/ John P. Praise
Name: Douglas Fambrough Name: John P. Praise
Title: President and CEO Title: Authorized Signatory
F. Hoffmann La-Roche Ltd
By: /s/ Stefan Arnold  By: /s/ Timothy Steven
Name: Stefan Arnold Name: Tim Steven
Title: Head Legal Pharma Title: Alliance Director
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